UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2012

PROGUARD ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Florida	000-51921	33-1093761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 SW 26 Terrace, Suite A-8, Fort Lauderdale, FL	33312
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (866) 780-6789

1909 Tyler Street, Suite 603, Hollywood, FL  33020
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this Current Report contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

●	our ability to report profitable operations in future periods,
●	our ability to acquire additional companies and successfully integrate the acquired companies into our existing operational structure,
●	our ability to effectively compete,
●	possible need to raise additional capital,
●	the lack of experience of our management in operating a public company,
●	the lack of full time management and possible conflicts of interest with related companies, and
●	the lack of a public market for our common stock.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this Current Report in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this Current Report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

The information which appears on our websites at www.randomsource.com, www.superwarehouse.com, www.superwarehousegov.com and www.hinsonofficesupply.com are not part of this Current Report.

When used in this Current Report, “2011” refers to the year ended December 31, 2011, “2010” refers to the year ended December 31, 2010 and “2012” refers to the year ending December 31, 2012.

Item 2.01       Completion of Acquisition or Disposition of Assets.
Item 3.02        Unregistered Sales of Equity Securities.

On May 7, 2012, Proguard Acquisition Corp. closed the reverse merger and related transactions contemplated by the Agreement of Merger and Plan of Reorganization dated April 27, 2012 (the “Merger Agreement”) with Random Source, Inc., a privately-held Florida corporation (“Random Source”), and Proguard Acquisition Subsidiary Corp., our newly-formed, wholly-owned Florida subsidiary (the “Acquisition Sub”). Upon closing of the transactions contemplated under the Merger Agreement (the “Merger”), the Acquisition Sub merged with and into Random Source, and Random Source, as the surviving corporation, became a wholly-owned subsidiary of our company.  In the Merger, in exchange for all of the issued and outstanding capital stock of Random Source we issued the holders of those shares 127,989,517 shares of our common stock, which, after giving effect to the stock repurchase described below, represented approximately 97.2% of our outstanding common stock, giving no effect to the shares of our common stock underlying the Exchange Warrants.

At closing, we also issued the Random Source shareholders who were also warrant holders common stock purchase warrants to purchase 15,075,571 shares of our common stock exercise prices ranging from $0.07 to $0.50 per share (the “Exchange Warrants”) in exchange for identical warrants to purchase Random Source common stock which were held by the warrant holders immediately prior to closing.  The expiration date of each Exchange Warrant is identical to the Random Source warrant for which it was exchanged. The exercise price of the Exchange Warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.  Warrants to purchase 678,571 shares of our common stock with an exercise price of $0.07 per share are exercisable on a cashless basis.  Warrants to purchase an additional 14,397,000 shares of our common stock with exercise prices ranging from $0.15 to $0.50 per share are callable by us, upon 30 days notice, at a call price of $0.001 per share if our stock is currently quoted for trading in the over the counter market, the closing price of our common stock equals or exceeds certain base thresholds for five consecutive trading days and there is an effective registration statement covering the resale of the shares of common stock underlying those Exchange Warrants.  This means that holders of these Exchange Warrants will have 30 days from the date the warrants are called to exercise the Exchange Warrants.  Any warrant which has been called but remains unexercised by the call date will automatically terminate and no longer entitle the holder to exercise such warrant or to receive any consideration therefore, other than the call price.  The forms of Exchange Warrants are filed as Exhibits 4.1 and 4.2 to this Current Report.

All of the Random Source shareholders and warrant holders were accredited investors.  These issuances were made in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(2) of that act.  The transaction was accounted for as a reverse merger and recapitalization of Random Source whereby Random Source is considered the acquirer for accounting purposes.  All historical financial information contained in this Current Report is that of Random Source.

Upon the closing of the Merger, our officers and directors resigned and simultaneously with the Merger a new board of directors and new officers were appointed. Following the Merger, our executive officers and directors are as follows:

Name	Positions
David A. Kriegstein	Chief Executive Officer, President and Director
Jason Merrick	Chief Financial Officer, Treasurer and Director
Dustin Liukkonen	Chief Technology Officer and Director
Robert Weitzner	Director

On May 7, 2012 Random Source also entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”) with the then majority shareholders of our company pursuant to which Random Source purchased 1,700,000 shares of our common stock (the “Insiders’ Shares”) for $304,000.  The purchase price was paid by $250,000 at closing and delivery of a 90 day secured promissory note (the “Purchase Note”) in the principal amount of $54,000.  At closing Random Source also prepaid interest under the Purchase Note in the amount of $1,068.  In order to secure the timely payment of the Purchase Note, at closing we issued 2,000,000 shares of our common stock in the name of “Eugene M. Kennedy” (the “Escrow Shares”), which such shares will be held by him in escrow pursuant to the terms of the Escrow Agreement between the parties.  In the event the Purchase Note is paid on or before the maturity date, the certificate representing the Escrow Shares will be returned to Random Source for cancellation.  In the event, however, the Purchase Note is not paid on or before the maturity date, pursuant to the terms of the escrow agreement the Escrow Shares will be forfeited in full satisfaction of the Purchase Note.  Following the closing of the Stock Repurchase Agreement, the Insiders’ Shares were cancelled and returned to the status of authorized but unissued shares of our common stock.  The Stock Repurchase Agreement, Purchase Note and Escrow Agreement are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report.

As a result of the Merger, we are no longer considered a “shell company” and our business and operations are now those of Random Source.  Following is the information that would be included in a Form 10 registration statement.

FORM 10 DISCLOSURE

Business

We are an on-line Business to Business (B2B) wholesaler of brand name office products.  Our direct-to-customer business model is designed to offer our business, government and educational customers a broad selection of office supplies at lower prices and improved efficiencies when compared to their existing suppliers.  We utilize our e-commerce websites www.superwarehouse.com, www.hinsonofficesupply.com, www.superwarehousegov.com and www.randomsource.com and catalog to showcase our wide selection of merchandise, including general office supplies, business machines and computers, office furniture and other business-related products.

We believe that our competitive advantage is our ability to compete favorably based upon both price and efficiency as a result of our direct-to-customer operating format.  We buy our inventory directly from wholesale distributors and, with the exception of some deliveries, drop ship that merchandise directly to customers.  As a result, we can compete effectively on price because we do not have costs of carrying inventory either in a warehouse or on a sales floor.  In addition to competitive pricing, our goal is to provide a total cost-effective platform to our customers.  Our dedicated sales and customer service representatives work to develop extensive customer relationships on the basis of which we seek to provide ecommerce infrastructure, sophisticated ordering systems and comprehensive product utilization reports designed to improve efficiencies and reduce operating costs.

Our expansion strategy includes leveraging upon our existing customer relationships in order to:

●	grow internally by cross marketing our existing products across our customer base, and
●	expand our product offerings to include higher-margin services that produce a “residual annuitized business” model.

As a result of our 2011 acquisitions which are described later in this section, we currently have two distinct customer bases to which we provide either ink and toner or general office supplies including paper, break room and janitorial supplies and furniture.  In an effort to provide a broader array of products and services to our clients in which we are seen as a “one stop shop.”  During the second half of 2012, we anticipate “cross marketing” our ink and toner products to our general office supply purchasers and vice versa.  In addition, in 2012 and beyond we seek to continue to implement our acquisition program which commenced in 2011.

Our customers traditionally purchase a number of products and services from a variety of vendors. Further, it is typically the same decision maker at each of our clients responsible for each vendor. In an effort to continue to improve the operating efficiencies of our clients, we anticipate expanding our offerings to include a variety of services such as automated electronic managed printing services, merchant services, promotional printing and advertising services, and shredding services. These services are not only designed to meet our clients’ needs, but carry significant greater margins than our current products and generate recurring revenues.

Recent Acquisitions and Our Acquisition Strategy

A key component to our business strategy is growth through strategic acquisitions and we expect that our ability to grow our company will be accelerated by the acquisition of similar companies with positions in various geographic and product markets which we believe may be advantageous to us.  Our internal research has identified a number of small, regional companies, many with strong relationships and reputations but without the critical mass, resources or financial market expertise to maximize on their potential or create an exit strategy for their owners. In pursuing this strategy, in 2011 we made two acquisitions:

●           Hinson Office Supply.  On March 18, 2011, we acquired 100% of the stock of Lamfis, Inc. which does business as Hinson Office Supply, for a purchase price of $262,000.  Hinson Office Supply was a 20 year old supplier of office products and supplies in South Florida. For the past 18 years it has been the largest office products board-approved vendor to the School Board of Broward County, Florida, which is the sixth largest school system in the United States, as well as an approved vendor for the Palm Beach County, Florida school system.  As a board-approved vendor, individual schools are authorized by the School Board to purchase products from Hinson.  In an effort to retain continuity with its customer base, for the near future we expect to continue to operate Hinson Office Supply as it was operated prior to the transaction.  Over time, we expect to transition Hinson Office Supply’s corporate accounts to Random Source, while retaining the school system business at Hinson Office Supply. This customer base requires early morning deliveries to accommodate the uniqueness of the school operations and Hinson Office Supply has built internal operations which efficiently fulfill this requirement.  We expect to leverage Hinson Office Supply’s business to further enhance our core operations.

●           Superwarehouse.  On October 4, 2011 we acquired certain assets of both SWH Enterprises, Inc. (Superwarehouse.com) and Superwarehouse Gov, LLC. (SuperwarehouseGov.com) for an aggregate purchase price of $750,000.   These assets, which we refer to as the Superwarehouse assets, included customer lists, vendor lists and vendor contracts, intellectual property rights, and all other assets of these two entities excluding accounts receivable.  Over the combined 20 years in business, both organizations focused on selling technology related products, with an emphasis on printers and toner, to both business customers and government agencies throughout the United States. As we did with Hinson Office Supply, we are initially operating the new businesses under our newly formed subsidiary Superwarehouse Business Products, Inc. separate from the existing businesses.  At this time the Superwarehouse companies do not offer our general business products such as office supplies, janitorial supplies and or break room supplies, however, it is our intention to add these additional product lines to its offerings during the second quarter of 2012 in an effort to expand sales following the acquisitions.

We expect to complete the redesign of the backend accounting and customer databases of Hinson Office Supply and Superwarehouse to mirror Random Sources’ during 2012.  Thereafter, we will complete an integration of the three businesses into one seamless organization permitting us to reduce redundant administrative and advertising costs.

It is our intent to continue to seek to acquire additional complimentary companies in our space.  We believe that there are several potential acquisition targets in our market which would be synergistic and broaden our overall competiveness.  However, as we do not have any agreements or understandings with any third parties regarding the terms and conditions of any future acquisitions, there are no assurances we will be successful in implementing this growth strategy.

Office Products Industry

The office products industry is comprised of three broad categories of merchandise: office supplies, office machines and computers, and office furniture.  The retail office products industry is highly fragmented typified by stores that do not stock a full range of office products and utilize a central warehouse facility.  Often these products are distributed through different and overlapping channels of distribution, including manufacturers, distributors, dealers, retailers and online catalog companies.  Retail sales of office products in the United States are often made primarily through chains operating retail stores and regional or national office product dealers, while dealers purchase a significant portion of their merchandise from national or regional office supply distributors who in turn purchase merchandise from manufacturers.  Dealers often employ a commissioned sales force that utilizes the distributor's catalog, showing products at retail list prices, for selection and price negotiate with the customer.

In the past few years, high-volume office products retailers have emerged in many geographic markets of the United States targeting smaller businesses that traditionally purchased from dealers by offering significantly lower prices resulting primarily from direct, high-volume purchasing from manufacturers and warehouse retailing, thereby avoiding the distributor's mark-up and eliminating the need for a commissioned sales force and a central distribution facility.  High-volume office products retailers typically offer substantial price savings to individuals and small businesses, which traditionally have had limited opportunities to buy at significant discounts off the retail list prices.  Despite the growth in high-volume office products retailer’s larger customers have been, and continue to be, serviced primarily by full service contract stationers.  These stationers traditionally serve medium and large businesses through commissioned sales forces, purchased in large quantities primarily from manufacturers and offer competitive pricing and customized services to their customers.

Merchandising and Product Strategy

Our retail merchandising strategy offers a broad selection of approximately 36,000 items of brand-name office products at low prices.  Our websites and catalog offer a comprehensive selection of paper and paper products, filing supplies, computer hardware and software, calculators, copiers, facsimile and other business machines, office furniture, engineering supplies and virtually every other type of office supplies.

We buy all of our merchandise directly from wholesale distributors.  Other than our recent change in paper products delivery following our acquisition of Hinson Office Supply, products are then delivered from the distributor directly to the customer.  Our program permits shipping directly to customers avoiding the costly and traditional cross-dock operations that typically utilize independent distributor’s facilities to receive bulk deliveries from vendors to sort and deliver merchandise to a company's stores and warehouses.  Because we ship the merchandise directly to the customer our company and customer both realize savings by eliminating multiple freight and handling charges and the need for a store or warehouse to receive and redistribute inventory.

Marketing and Sales

Our marketing programs are designed to attract new customers to visit and become members of our websites. Our business strategy is to enhance the sales and profitability of our existing websites and expand our contract stationer business by acquiring and maintaining customers primarily through our direct sales force.

We provide three key services to our customers being Internet, telephone and facsimile ordering and delivery. Our customers nationwide can place orders through our website or telephone using toll-free telephone numbers through our order departments in south Florida.  Orders received by the order departments are transmitted electronically to manufacturers and distributors for delivery plus a delivery fee or free delivery with a minimum order size.  Orders are packaged, invoiced and shipped for next-day delivery direct from the distributor or manufacturer. Other services we provide that are designed to improve efficiencies and reduce costs include electronic re-ordering, stockless office procurement and comprehensive product utilization reports.

We have approximately 4,500 customers and no single customer accounts for 10% or more of our sales. We have no material long-term contracts or commitments with the wholesale distributor or any customer.  We have not experienced any difficulty in obtaining desired quantities of merchandise for sale and do not foresee any such difficulty in the future.

We designed the system architecture for our website to be built with performance, security, reliability, and redundancy in mind.  It is currently hosted in one of the top co-locations in the world, Terramark™ (also known as the NAP of the Americas), a Tier-IV, 750,000 square feet datacenter.  Once data enters our servers, it is met with top-of-the-line, load balanced, redundant firewalls that automatically block potentially bad packets from intruding the system. The system is backed with a PostgreSQL database, which is generally recognized as a powerful open source database.  Our data is also backed-up to separate servers to further prevent any data loss.

Employees

At April 30, 2012 we had 20 employees.  There are no collective bargaining agreements covering any of our employees.

Competition

We operate in a highly competitive environment. Several high-volume office supply chains operate in the United States.  Our competitors include Office Depot, Staples, Office Max as well as independent office supply companies and wholesale clubs, including Costco and BJ Wholesale, which carry office supplies.  We compete with these chains and wholesale club chains in substantially all of our current and prospective markets.  We believe we compete based on product price, selection, availability and service.  We believe that in the future we will face increased competition from these chains as our company and these chains expand their operations.  Most of the entities against which we compete, or may compete, are larger and have greater financial resources than our company.  No assurance can be given that increased competition will not have an adverse effect on our company.

Our History

We were formed under the laws of the State of Florida in June 2004.  In July 2004, we acquired 100% of the shares of Proguard Protection Services, Inc., a Colorado corporation, for $100 pursuant to an oral agreement.  Proguard Protection provided professional protection to clients through installation and monitoring of fire, intrusion and environmental security systems.

In October 4, 2006, we sold all of the issued and outstanding common stock of Proguard Protection Services, Inc. to Corrections Systems International, Inc., a privately held Florida corporation which was a related party, for $250,000 under the terms of a Common Stock Purchase and Sale Agreement.  Thereafter, we became a “shell company” as that term is defined under Federal securities laws.

In May 2012 we acquired Random Source in the transaction described earlier in this section which resulted in a change of control of our company.  As a result of this transaction, we are no longer considered as “shell company” and our business and operations are that of Random Source.

Random Source was incorporated under the laws of the State of Florida in September 2008.  In March 2011 Random Source purchased 100% of the outstanding common stock of Lamfis, Inc., a Florida corporation which does business under the name of Hinson Office Supply, from its shareholders for aggregate consideration of $262,000.  It paid $100,000 of this amount at closing and issued the sellers three year promissory notes for the balance of $162,000.  The notes, which bear interest at the rate of 2% per annum, are unsecured and are payable monthly.

In October 2011 Random Source acquired the assets of SWH Enterprises, Inc. and Super Warehouse Gov, LLC from a secured creditor of these companies for an aggregate purchase price of $750,000.  It used working capital to fund this acquisition.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks.  You should consider carefully these risk factors, together with all of the other information included in this Current Report before you decide to purchase our securities.  If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Business

WE HAVE A HISTORY OF LOSSES AND THERE ARE NO ASSURANCES THAT WE WILL REPORT PROFITABLE OPERATIONS IN FUTURE PERIODS.

We reported net losses of $424,452 and $136,812 for 2011 and 2010.  While we were able to increase our net sales by 308% in 2011 from 2010, and maintain our gross margin at 16%, our operating expenses increased by 263%.  The majority of the increase in net sales in 2011 reflects sales following our acquisitions of Hinson Office Supply and Superwarehouse.  We expect that our operating expenses will to continue to increase in 2012 as a result of professional fees and other costs we will incur as a public company in additional to incremental increases associated with the operations of these acquired businesses for a full year.  While we expect that our net sales will continue to increase in 2012 as a result of the benefit of sales from Hinson Office Supply and Superwarehouse for the entire fiscal year, there are no assurances we will be able to increase our margins in the near future.  As a result of the expected additional costs we will incur as a public company, and additional costs associated with pursuing acquisitions of additional companies, there are no assurances we will report profitable operations in future periods.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS.  IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO GROW OUR COMPANY COULD BE IN JEOPARDY.

Capital is needed for the effective expansion of our business.  Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses.  We believe our current working capital will be sufficient to fund our existing operating expenses for approximately the next 12 months, absent a significant growth in our operations.  However, in order to fully implement our growth strategy, we will need to raise additional capital. We do not have any firm commitments to provide any additional capital.  We anticipate that we will have certain difficulties raising capital and additional working capital may not be available to us upon terms acceptable to us, or at all.  If we are subsequently unable to raise additional funds as needed, our ability to grow our company could be in jeopardy.

THE ACQUISITION OF NEW BUSINESSES IS COSTLY AND THESE ACQUISITIONS MAY NOT ENHANCE OUR FINANCIAL CONDITION.

A significant element of our growth strategy is to acquire companies which complement our business.  The process to undertake a potential acquisition can be time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets and there is no guarantee that we will acquire the company after completing due diligence. The process of identifying and consummating an acquisition could result in the use of substantial amounts of cash and exposure to undisclosed or potential liabilities of acquired companies. In addition, even if we are successful in acquiring additional companies, there are no assurances that the operations of these businesses will enhance our future financial condition. To the extent that a business we acquire does not meet the performance criteria used to establish a purchase price, some or all of the goodwill related to that acquisition could be charged against our future earnings, if any.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies’ histories, the geographical location, business models and business cultures will be different from ours in many respects. We made two acquisitions in 2011 and will seek to make additional acquisitions in 2012.  Our management faces significant challenges in their efforts to integrate the business of the acquired companies or assets and to effectively manage our continued growth.  Successful integration of these acquisitions are subject to a number of challenges, including:

●	the diversion of management time and resources and the potential disruption of our ongoing business;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staff as to the proper methods of collecting and recording financial data;
●	potential unknown liabilities associated with acquired businesses;
●	the difficulty of retaining key alliances on attractive terms with partners and suppliers; and
●	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

There can be no assurance that our efforts to integrate the operations of any acquired assets or companies will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.

IF WE ARE UNABLE TO ATTRACT AND RETAIN SUFFICIENT PERSONNEL, OUR ABILITY TO OPERATE AND GROW OUR COMPANY WILL BE IN JEOPARDY.

We believe that there is, and will continue to be, competition for qualified personnel in our industry, and there is no assurance that we will be able to attract or retain the personnel necessary for the management and development of our business. Turnover can also create distractions as we search for replacement personnel, which may result in significant recruiting, relocation, training and other costs, and can cause operational inefficiencies as replacement personnel become familiar with our business and operations. The inability to attract or retain employees currently or in the future may have a material adverse effect on our business, financial condition and results of operations.

OUR MANAGEMENT DOES NOT DEVOTE ITS ENTIRE TIME AND ATTENTION TO OUR BUSINESS.

Messrs. Kriegstein and Merrick are also officers and/or directors or consultants of Computer Nerds International, Inc., a web based business offering computer hardware, software, electronics and related goods.  While the product offerings of Computer Nerds International, Inc., a company founded by Mr. Kriegstein, do not directly compete with ours and its offices are located in close proximity to ours, the time spent on its business by these executive officers and directors of our company could detract from their efforts on our behalf.

TECHNOLOGICAL PROBLEMS MAY IMPACT OUR OPERATIONS AND ANY CAPACITY CONSTRAINTS OR SYSTEM DISRUPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT.

We rely heavily on technology to sell and deliver our office products. Our ability to attract and retain customers, compete and operate effectively depends in part on a reliable and easy to use technology infrastructure. Any disruption to the Internet or our technology infrastructure, including those affecting our websites and computer systems, may cause a decline in our customer satisfaction, impact our sales volumes or result in increased costs. Although we continue to invest in our technology, if we are unable to continually add software and hardware, effectively manage and upgrade our systems and network infrastructure, and develop effective system availability, disaster recovery plans and protection solutions, our business may be adversely affected which could negatively impact our results of operations in future periods.

OUR BUSINESS MAY BE ADVERSELY AFFECTED BY THE ACTIONS OF AND RISKS ASSOCIATED WITH OUR THIRD-PARTY VENDORS.

The products we sell are sourced from third-party vendors. We derive benefits from vendor allowances and promotional incentives which may not be offered in the future. We also cannot control the supply, design, function or cost of many of the products that we offer for sale and are dependent on the availability and pricing of key products, including paper, ink, toner, technology and printing equipment. Disruptions in the availability of raw materials used in the production of these products may also adversely affect our sales and result in customer dissatisfaction.  In addition, merchandise quality issues could cause us to initiate voluntary or mandatory recalls for our proprietary branded products or other products we sell which may then damage our reputation. These and other issues affecting our vendors could adversely affect our business and financial performance.

OUR MANAGEMENT HAS NO EXPERIENCE IN OPERATING A PUBLIC COMPANY.

Our executive officers and directors have no experience in the management of a publicly traded company.  Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws.  Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of our company.

Risk Related to Our Common Stock

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

Further, our articles of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion.  Our board of directors may, without shareholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

THE TRADABILITY OF OUR COMMON STOCK IS LIMITED UNDER THE PENNY STOCK REGULATIONS WHICH MAY CAUSE THE HOLDERS OF OUR COMMON STOCK DIFFICULTY SHOULD THEY WISH TO SELL THE SHARES.

Because the quoted price of our common stock is less than $5.00 per share, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment.  In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

THE EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS AND THE COMMITMENT TO ISSUE ADDITIONAL SHARES IN THE BIG TREE ACQUISITION WILL BE DILUTIVE TO OUR EXISTING SHAREHOLDERS.

At May 8, 2012 we had 131,639,517 shares of our common stock issued and outstanding and the following securities which are convertible or exercisable into shares of our common stock were outstanding:

●	15,075,571 shares of our common stock issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.07 to $0.50 per share; and
●	500,000 shares of our common stock issuable upon exercise of outstanding options with an exercise price of $0.10 per share.

The exercise of these warrants or options and the issuance of the additional shares will be dilutive to our shareholders and could adversely impact the market for our common stock.

CERTAIN OF OUR OUTSTANDING WARRANTS CONTAIN CASHLESS EXERCISE PROVISIONS WHICH MEANS WE WILL NOT RECEIVE ANY CASH PROCEEDS UPON THEIR EXERCISE.

At May 8, 2012 we have common stock warrants outstanding to purchase an aggregate of 678,571 shares of our common stock with an exercise price of $0.07 per share which are exercisable on a cashless basis.  This means that the holders, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised.  It is possible that the warrant holders will utilize the cashless exercise feature which will deprive us of additional capital which might otherwise be obtained if the warrants did not contain a cashless feature.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations for 2011 and 2010 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this Current Report.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Prior to the Merger, we were a “shell company” as that term is defined in federal securities laws.  The Merger was accounted for as a reverse merger and recapitalization of Random Source whereby Random Source is considered the acquirer for accounting purposes.  As such, our business and operations are now those of Random Source.

We are principally an on-line Business to Business (B2B) wholesaler of brand name office products.  Our direct-to-customer business model is designed to offer our business, government and educational customers a broad selection of office supplies at lower prices and improved efficiencies when compared to their existing suppliers.  Our expansion strategy includes growing internally by cross marketing our existing products across our customer base and expanding our offerings to include higher-margin services designed to manage printing and other segments of our clients businesses.  Our growth strategy includes leveraging upon our existing customer relationships in order to grow internally by cross marketing our existing products across our customer base, and expanding our product offerings to include higher-margin services that produce a “residual annuitized business” model.

Our acquisition strategy is also key to our growth.  During 2011 we closed two acquisitions which are described earlier in this report. These acquisitions, together with our organic growth, helped us to increase our net sales from $1.5 million in 2010 to $6.1 million in 2011 while maintaining our gross margin. Because we only reported revenues from these acquisitions for a portion of 2011, we expect our 2012 revenues to increase substantially from 2011.

During 2012 we will continue to integrate the operations of Hinson Office Supply and Superwarehouse into our core business.  We expect to complete the redesign of the backend accounting and customer databases of Hinson Office Supply and Superwarehouse to mirror Random Sources’ during 2012.  Once the system integration is complete, it will permit us to complete an integration of the three businesses into one seamless organization permitting us to reduce redundant administrative and advertising costs.

Subject to the availability of additional capital, we also expect to seek to acquire additional complimentary companies in our space.  We believe that there are several potential acquisition targets in our market which would be synergistic and broaden our overall competiveness.  However, as we do not have any agreements or understandings with any third parties regarding the terms and conditions of any future acquisitions, there are no assurances we will be successful in implementing this growth strategy.

Results of Operations

Our net sales increased 308% in 2011 from 2010, which includes revenues from Hinson Office Supply beginning in March 2011 and revenues from Superwarehouse beginning in October 2011.  Included in our net sales for 2011 are revenues of approximately $2.1 million attributable to Hinson Office Supply and revenues of approximately $2.2 million attributable to Superwarehouse.

Our gross profit remained constant at 16% in 2011 and 2010.  Our total operating expenses increased approximately 263% in 2011 from 2010 and includes increases in all areas of our operating expenses.  The principal increases in total operating expenses were increases in compensation and related taxes, professional and consulting fees and general and administrative expenses. Compensation and related taxes increased 366% in 2011 from 2010 as a result of additional personnel added following the acquisitions of Hinson Office Supply and Superwarehouse. Professional and consulting fees increased 127% in 2011 from 2010.  This increase includes one-time expenses associated with the acquisitions closed in 2011 as well as additional accounting and related fees related to the audit of our financial statements.  In 2011 we also engaged a consultant to advise us in business development and related matters as well as an investment banking firm to assist us in raising capital and incurred one-time charges associated with those agreements.  General and administrative expense increased 276% in 2011 from 2010 primarily as a result of our increased operations following the acquisitions of Hinson Office Supply and Superwarehouse.  We expect that our operating expenses will continue to increase in 2012 from 2011 as we incur operating expenses related to Hinson Office Supply and Superwarehouse for the entire 12 month period.

We expect that if the growth trend in our revenues continues, and if we are able to successfully contain costs and expenses, that our operations will be profitable in 2012.  There are, however, a number of factors which may adversely impact our ability to report profitable operations, including a loss of historical revenues from our acquired companies, unforeseen costs which impact our gross margin and unforeseen increases in operating expenses.  Accordingly it is possible that we will continue to report losses in future periods.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash.  At December 31, 2011 we had a working capital deficit of $379,436 as compared to a working capital deficit of $8,273 at December 31, 2010.  The increase in our working capital deficit at December 31, 2011 is primarily attributable to overall increases in liabilities offset by increases in cash and accounts receivable.

Accounts receivable, net, increased 190% at December 31, 2011 compared to December 31, 2010 which is primarily attributable to our increased sales in 2011.  Accounts payable and accrued liabilities also increased 238% at December 31, 2011 compared to December 31, 2010 which is also attributable to the expansion of our company during 2011.  Accounts payable – related party reflects amounts due Computer Nerds International, Inc. for products we purchase from this affiliate.  Notes payable – short term reflects the current portion of amounts we owe under the purchase notes issued in the acquisition of Hinson Office Supply and due to related parties represents amounts due at December 31, 2011 to our executive officers and directors for working capital advances.  These amounts have subsequently been satisfied.

Net cash provided by operating activities in 2011 was $352,516 as compared to net cash used in operating activities of $85,068 in 2010.  In 2011 cash was provided as follows:

●           non-cash deprecation of $138,770, and
●           an increase in working capital of approximately $640,000, partially offset by a
●           a net loss of approximately $424,000.

In 2010 cash was used as follows:

●           non-cash expenses of $14,628, and
●           a decrease in working capital of approximately $13,000, together with
●           a net loss of approximately $137,000.

Net cash used in investing activities in 2011 was $872,273 as compared to $0 in 2010.  In 2011 cash used in investing activities included cash used in acquisitions and the purchase of assets associated with the Superwarehouse acquisitions.

Net cash provided by financing activities in 2011 was $755,515 as compared to $23,010 in 2010.  In 2011 we principally raised cash from the sale of our securities which was offset by the repayment of notes receivable.  In 2011 we principally raised cash from the sale of our securities and advances from related parties.

We do not have any commitments for capital expenditures in 2012.  We do not have any external sources of liquidity and will need to raise additional working capital during 2012.  This additional capital will be necessary to support the growth of our current operations as well as to provide additional capital for future acquisitions.  Subsequent to December 31, 2011 we raised $475,000 in gross proceeds from the sale of our securities and used a portion of those proceeds for the purchase of the Insiders’ Shares and other costs associated with the Merger.  While we expect that our ability to raise capital through the sale of our securities will be enhanced following the Merger, there are no assurances we are correct and we are not a party to any binding agreements for additional capital.  We expect that any market for our common stock will take time to develop as information regarding our company is more widely available.  The lack of a liquid market will likely adversely impact our ability to raise additional capital.  If we are not able to raise capital as needed, our ability to implement our growth plans will be in jeopardy.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board (FASB) or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Off Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Random Source’s Recent Private Placement

In April 2012 and May 2012 Random Source sold 6,784,714 shares of its common stock in a private placement to eight accredited investors resulting in gross proceeds to it of $475,000.  The offering was exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) and Regulation D of that act.  Mediterranean Securities Group, LLC, a broker-dealer and member of FINRA, served as placement agent.  Random Source paid Mediterranean Securities Group, LLC a cash commission of $47,500, paid it a non-accountable expense allowance of $9,500 and issued it five year warrants to purchase 678,571 shares of common stock at an exercise price of $0.07 per share as compensation for its services.  These shares of common stock were exchanged for shares of our common stock in the Merger and the placement agent warrants were exchanged for the Exchange Warrants, both as described more fully earlier in this section.  The proceeds were used for the purchase price of the Insiders’ Shares and for working capital.

PROPERTIES

Our principal executive offices are located in approximately 7,000 square feet of office and warehouse space which we lease under an agreement expiring in July 2014.  Our annual rental for this facility ranges from $26,000 in the first year of the lease up to $28,000 in the final year of the term of the lease, plus a proportionate share of operating expenses of approximately $25,000 annually.

We lease approximately 4,000 square feet in San Diego, California under a lease expiring in September 2012.  Our annual rental for this facility, from which Superwarehouse is currently based, is approximately $24,000 plus a proportionate share of operating expenses of approximately $14,000 annually.  We are evaluating the need for a continued presence in California as we continue to integrate these operations into ours.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At May 8, 2012, we had 131,639,517 shares of our common stock issued and outstanding.  The following table sets forth information regarding the beneficial ownership of our common stock as of May 8, 2012 by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 3400 SW 26 Terrace, Suite A-8, Fort Lauderdale, FL  33312.  The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date.  Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of Beneficial Ownership
Name	# of Shares	% of Class
David A. Kriegstein	30,574,023	23.2%
Jason Merrick	8,735,435	6.6%
Robert Weitzner	13,103,153	10.0%
Dustin Liukkonen	4,367,718	3.3%
All officers and directors as a group (four persons)	56,780,329	43.1%
Jeremy L. Schneiderman	15,287,012	11.6%
Seth Schneiderman and Terri Schneiderman, JT(1)	15,287,011	11.6%
Michelle Fischer (2)	13,207,640	10.0%
Falcon Partners BVBA (3)	10,000,000	7.2%

(1)           Mr. and Mrs. Schneiderman’s address is 2961 W. Lake Vista Circle, Davie, FL  33328.

(2)           Ms. Fischer’s address is 2840 W. Lake Vista Circle, Davie, FL  33328.

(3)           The number of shares owned includes 2,500,000 shares which are presently outstanding and 7,500,000 shares issuable upon the exercise of warrants.  Falcon Partners BVBA’s address is Jan Welterslaan 13, 2100 Duerne, Antwerp, Belgium.

Securities Authorized for Issuance under Equity Compensation Plans

At December 31, 2011, the end of our most recent fiscal year, we did not have any equity compensation plans approved by our shareholders nor as any equity compensation plans not approved by our shareholders.

DIRECTORS AND EXECUTIVE OFFICERS

At the closing of the Merger with Random Source, our officers and directors resigned their positions with our company and Random Source’s directors were appointed to our board of directors to serve until our next annual meeting of shareholders or until their earlier resignation, removal or death.  In addition, Random Source’s executive officers were appointed our executive officers, each to serve at the pleasure of the board of directors.  Biographical information regarding our executive officers and directors following the Merger is as follows:

Name	Age	Positions
David A. Kriegstein	38	Chief Executive Officer, President and Director
Jason Merrick	41	Chief Financial Officer, Treasurer and Director
Dustin Liukkonen	28	Chief Technology Officer and Director
Robert Weitzner	37	Director

David A. Kriegstein.  Mr. Kriegstein has been an executive officer and director of our company since May 2012.  He has served as an executive officer and a member of Random Source’s board of directors since co-founding the company in September 2008.  Mr. Kriegstein is primarily responsible for our day to day operations, including managing our sales staff and customer service team, as well as building relationships with new vendors to increase the product mix and variety for our customers.  Since co-founding the company in December 1997, Mr. Kriegstein has also served as Co-President of Computer Nerds International, Inc., a web based business offering computer hardware, software, electronics and related goods. Mr. Kriegstein received a B.A. in Communications in 1996 from the University of South Florida.  Mr. Kriegstein devotes approximately 85% of his time and attention to our company.

Jason Merrick.  Mr. Merrick has been an executive officer and director of our company since May 2012.  He has served an executive officer and a member of Random Source’s board of directors since co-founding the company in September 2008.  Mr. Merrick also began providing consulting services to Computer Nerds International, Inc., a web based business offering computer hardware, software, electronics and related goods, in 2005.  He currently serves as its Chief Financial Officer.  In addition, since 2005 Mr. Merrick has provided tax and accounting services to private clients. From March 1997 to October 2008 Mr. Merrick was Chief Financial Officer of Ruth Rales Jewish Family Service of South Palm Beach County, Incorporated, a Boca Raton based non-profit social service agency.  Prior to moving to Florida in 1997, Mr. Merrick worked as a staff accountant with public accounting firms in Canada.  Since 2008 Mr. Merrick has been an Adjunct Professor at Lynn University in Boca Raton, Florida where he teaches introductory accounting.  Mr. Merrick was admitted to the Board of Examiners of the University of Illinois as a Certified Public Accountant in July 1998.  He attended Concordia University where he received a BCom with an accounting major in 1993 and a Diploma in Accountancy in 1994.  Mr. Merrick, a Certified Public Accountant, devotes approximately 75% of his time and attention to our company.

Dustin Liukkonen.  Mr. Liukkonen has been an executive officer and director of our company since May 2012.  He has been an executive officer and a member of Random Source’s board of directors since co-founding the company in September 2008.  As our Chief Technology Officer, Mr. Liukkonen is responsible for our IT infrastructure. From February 2008 through mid-2010, Mr. Liukkonen also served as Lead Software Architect of Computer Nerds International, Inc., a web based business offering computer hardware, software, electronics and related goods. From July 2005 until February 2008 Mr. Liukkonen was a senior web developer for Random Access, Inc., a Fort Lauderdale, Florida web development company.  Mr. Liukkonen received a B.S. in Computer Science with a mathematics minor from Barry University in 2005.  Mr. Liukkonen devotes 100% of his time and attention to our company.

Robert Weitzner.  Mr. Weitzner has been a director of our company since May 2012.  He has served an executive officer and a member of Random Source’s board of directors since co-founding the company in September 2008.  Since March 2001, Mr. Weitzner has also served as Director of Loss Prevention of Computer Nerds International, Inc., a web based business offering computer hardware, software, electronics and related goods.  Mr. Weitzner received a B.S. in Business Administration with a major in finance in 1996 from the University of Florida.

There are no family relationships between any of the executive officers and directors.

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors currently will receive any compensation specifically for their services as a director.

Director Qualifications, Board Leadership Structure and Risk Management

Prior to the closing of the Merger we were a “shell company” as that term is defined in the Securities Act.  Following that transaction, our business and operations are now those of Random Source. Messrs. Kriegstein, Merrick, Weitzner and Liukkonen, the members of our board of directors, were appointed to our Board in May 2012 following the Merger.  Given their respective roles in the founding and/or operations of Random Source, we believe they each remain a good fit for our current needs.  Mr. Kriegstein has significant operational experience in our industry and brings both a practical understanding of the industry and as well as hands-on experience in our business sector to our Board.  Mr. Merrick, a CPA, has significant experience in managing and overseeing the financial aspects of our business which provides an additional dimension to his role as a director.  Mr. Weitzner’ s operational understanding of our company provides our Board with a greater understanding of certain of the challenges we face in executing our growth strategy.  As primarily a web-based business, Mr. Liukkonen’ s background in information technology provide our Board with another dimension for assessing our operational and strategy needs.

Mr. Kriegstein serves as both our Chief Executive Officer and as one of the four members of our board of directors.  We do not have any independent directors.  The business and operations of our company are managed by our Board as a whole, including oversight of various risks, such as operational and liquidity risks that our company faces.  As our company grows, we expect to expand our board of directors to include independent directors.

Committees of the board of directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any other committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole.  Because we do not have any independent directors, we believe that the establishment of these committees at this time would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed.  Our Board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our board of directors.  We have just exited “shell” status following the Merger.  We do not know if any of our shareholders will make a recommendation for any candidate to serve on our Board given the relatively small size of our company and current lack of directors and officers’ insurance coverage.  As set forth above, in the future we expect to expand our Board to include independent directors.  While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.  In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Mr. Merrick is considered an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

●   understands generally accepted accounting principles and financial statements,
●   is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
●   has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity of our financial statements,
●    understands internal controls over financial reporting, and
●    understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Code of Business Conduct and Ethics

In May 2012 following the Merger, our Board adopted a Code of Business Conduct and Ethics.  This Code of Business Conduct and Ethics, which applies to our board of directors, our executive officers and our employees, outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

●   compliance with applicable laws and regulations,
●   handling of books and records,
●   public disclosure reporting,
●   insider trading,
●   discrimination and harassment,
●   health and safety,
●   conflicts of interest,
●   competition and fair dealing, and
●   protection of company assets.

The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to this Current Report.  A copy of our Code of Business Conduct and Ethics is available without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices at 3400 SW 26 Terrace, Suite A-8, Fort Lauderdale, FL  33312.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us, including Random Source, in the past two years for:

●	our principal executive officer or other individual serving in a similar capacity,
●
our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2011 as that term is defined under Rule 3b-7 of the Securities Exchange Act of 1934, and

●	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at June 30, 2011.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
David A. Kriegstein, Chief Executive Officer (1)	2011	50,000	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Allerton Towne, Chief Executive Officer and Chief Financial Officer (2)	2011	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

(1)           Mr. Kriegstein was appointed our Chief Executive Office in May 2012.  The compensation information for 2011 and 20||10 reflects his compensation as Chief Executive Officer of Random Source.

(2)           Mr. Towne served as our Chief Executive Officer until May 2011.

Random Source’s Employment Agreements

In April 2010 Random Source entered into one year employment agreements with each of Mr. Kriegstein and Mr. Merrick, which were amended in February 2012 to extend the term of these agreements to February 2015.  Pursuant to the terms of these employment agreements Random Source pays Messrs. Kriegstein and Merrick an annual salary of $50,000 and $48,000, respectively.  They are each to be entitled to bonuses at the discretion of the Random Source board of directors, as well as any benefits which Random Source may offer to its employees.  The agreements, which contain an automatic yearly renewal provision, contain customary confidentially and non-compete provisions.  Each employee's employment may be terminated upon his death or disability, and with or without cause. In the event Random Source should terminate the employee’s employment upon his death or disability, the employee is entitled to his base salary for a period of the earlier of six months from the date of termination or the end of the term of the agreement.  In the event Random Source should terminate the agreement for cause (as defined in the agreement) or if the employee should resign, he is entitled to payment of his base salary through the date of termination. At Random Source’s option it may terminate the employee’s employment without cause in which event he is entitled to payment of his base salary through the date of termination and for a period of the earlier of six months or the expiration date of the agreement.

These employment agreements, which are filed as Exhibits 10.4 and 10.5 to this Current Report, remain in effect.  We expect that these employment agreements will be terminated and new employment agreements will be entered into between Messrs. Kriegstein and Merrick and our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS, DIRECTOR INDEPENDENCE

From time to time we enter into transactions with Computer Nerds International, Inc., related party, including:

●           we purchase inventories and products for sale from Computer Nerds International, Inc. which totaled approximately $2,113,000 in 2011. Accounts payable to Computer Nerds International, Inc. as of December 31, 2011 $300,939,

●           we sold various products to Computer Nerds International, Inc. in 2011 which totaled approximately $500, and

●           on October 25, 2011, we entered into a Distribution Agreement with Computer Nerds International, Inc. whereby we appointed Computer Nerds International, Inc. as a non-exclusive distributor of our products for an initial term ending on December 31, 2012. The term automatically renewed for a one year period on each subsequent anniversary date of the effective date and we can terminate this agreement at any time upon notice.  Pursuant to the agreement, Computer Nerds International, Inc. agrees to charge us its cost plus a 2% distributor fee. We paid approximately $38,000 to Computer Nerds International, Inc. during the year ended December 31, 2011.

From time to time our executive officers and directors provide funds to us for working capital, including:

●           at December 31, 2010, our executive officers and directors had advanced an aggregate of $30,210.  These advances were due on demand and bore interest at a rate of 6% per annum.  In October 2011, we paid the principal and interest due under this advance, and

●           in October 2011, we issued promissory notes to three of our executive officers and directors in an aggregate amount of $150,000. The notes were due in January 2012 and bore interest at a rate of 18% per annum. Accrued interest as of December 31, 2011, amounted to $6,505. Between January 2012 and February 2012, we satisfied these promissory notes.

Director Independence

None of our directors are considered “independent” within the meaning of meaning of Rule 5605 of the NASDAQ Marketplace Rules.

LEGAL PROCEEDINGS

We are not a party to, and none of our property is the subject of, any pending legal proceedings.  To our knowledge, no governmental authority is contemplating any such proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted in the OTC Bulletin Board under the symbol PGRD.  The reported high and low last sale prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
2010
First quarter ended March 31, 2010	$0.35	$0.14
Second quarter ended June 30, 2010	$0.175	$0.09
Third quarter ended September 30, 2010	$0.23	$0.07
Fourth quarter ended December 31, 2010	$0.41	$0.06

2011
First quarter ended March 31, 2011	$0.18	$0.05
Second quarter ended June 30, 2011	$0.20	$0.10
Third quarter ended September 30, 2011	$0.15	$0.08
Fourth quarter ended December 31, 2011	$0.08	$0.04

2012
First quarter ended March 31, 2012	$0.09	$0.07

The last sale price of our common stock as reported on the OTC Bulletin Board on May 7, 2012 was $ 0.14 per share.  As of May 8, 2012, there were approximately 75 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the year in which the dividend is declared and/or the preceding year. If, however, the capital of our company computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.  At May 8, 2012 we had 131,639,517 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors.  There is no right to cumulate votes in the election of directors.  The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.  In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock.  In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations.  Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

●	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
●	deriving an improper personal benefit from a transaction,
●	voting for or assenting to an unlawful distribution, and
●	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - Financial Statements and Exhibits of this Current Report.

Item 5.01	Changes in Control of Registrant.

Please see Item 2.01- Completion of Acquisition or Disposition of Assets and Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.03	Amendments to Articles of Incorporating or Bylaws; Change in Fiscal Year.

On May 7, 2012 we filed Articles of Merger with the Secretary of State of the State of Florida which merged Random Source with and into Acquisition Sub.  The form of Articles of Merger is filed as Exhibit 3.8 to this Current Report.

On May 8, 2012 our board of directors adopted an amendment to our bylaws to establish the number of our directors at four and to reduce the quorum requirements for any meeting of our shareholders from a majority to 33⅓% of the shares entitled to notice of and to vote at a meeting.  A copy of the amendment to our bylaws is filed as Exhibit 3.4 to this Current Report.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 2.01 of this Current Report, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited consolidated balance sheets of Random Source at December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2011 and 2010 are filed as Exhibit 99.1 to this report.

The audited combined financial statements of Superwarehouse Enterprises, Inc. and Superwarehouse Gov, LLC at September 30, 2011 and December 31, 2010 and the related combined statements of operations, changes in stockholder’s and members’ deficit, and cash flows for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are filed as Exhibit 99.2 to this report.

The audited financial statements of Lamfis, Inc. at December 31, 2010 and 2009 and the related statements of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2010 and 2009 are filed as Exhibit 99.3 to this report.

(c)           Shell company transactions.

Included in this report are the audited consolidated balance sheets of Random Source at December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2011 and 2010.

(d)           Exhibits.

2.1
Agreement and Plan of Reorganization dated April 27, 2012 by and between Proguard Acquisition Corp., Proguard Acquisition Subsidiary Corp. and Random Source, Inc. (incorporated by reference to the Current Report on Form 8-K as filed on May 2, 2012).

3.1	Articles of Incorporation (incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-123910, as amended).
3.2	Bylaws (incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-123910, as amended).
3.3	Articles of Merger by and between Proguard Acquisition Subsidiary Corp. and Random Source, Inc. *
3.4	Amendment No. 1 to the Bylaws *
4.1	Form of Exchange Warrant *
4.2	Form of Exchange Warrant – Placement Agent Warrant *
10.1	Stock Repurchase Agreement dated May 7, 2012 by and among Random Source, Inc., Proguard Acquisition Corp. and certain shareholders of Proguard Acquisition Corp. set forth therein * (1)
10.2	Form of Purchase Note in the principal amount of $54,000 from Random Source, Inc. to Eugene M. Kennedy, Esq. *
10.3	Escrow Agreement dated May 7, 2012 by and among Random Source, Inc., Eugene M. Kennedy, Esq. and the Law Office of Eugene M. Kennedy, P.A. * (1)
10.4	Employment Agreement dated April 27, 2010 by and between Random Source, Inc. and David A. Kriegstein, as amended on February 8, 2012 *
10.5	Employment Agreement dated April 27, 2010 by and between Random Source, Inc. and Jason Merrick, as amended on February 8, 2012 *
10.6	Lease for principal executive offices *
10.7	Form of promissory note to Lamfis, Inc. shareholders *
10.8	Form of Distributor Agreement between Computer Nerds International, Inc. and Superwarehouse Business Products, Inc. *
14.1	Code Business Conduct and Ethics adopted May 8, 2012 *
22.1	Subsidiaries of the registrant *
99.1	Audited consolidated financial statements of Random Source at December 31, 2011 and for the two years then ended*
99.2
Superwarehouse Enterprises, Inc. and Superwarehouse Gov, LLC audited combined financial statements at September 30, 2011 and December 31, 2010 and the related combined statements of operations, changes in stockholder’s and members’ deficit, and cash flows for the nine months ended September 30, 2011 and for the year ended December 31, 2010 *

99.3
Audited financial statements of Lamfis, Inc. at December 31, 2010 and 2009 and the related statements of operations, changes in stockholder’s equity, and cash flows for the years ended December 31, 2010 and 2009*

*	filed herewith.
(1)
Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.  Proguard Acquisition Corp. agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGUARD ACQUISITION CORP.

Date: May 10, 2012	By:	/s/ David Kriegstein
David Kriegstein, Chief Executive Officer and President